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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement pertaining to the Apache UK Share Incentive Plan of our report dated March 14, 2003 with respect to the financial statements of Apache Corporation and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP
                                                           ERNST & YOUNG LLP

Houston, Texas
June 17, 2003